Exhibit 5.3

Amcor plc	D +44 1534 514032
83 Tower Road
North Warmley	E alexander.curry@ogier.com
Bristol BS30 8XP
United Kingdom

Reference: SDD/CWT/AEV178119.00017

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States

Amcor UK Finance plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Group Finance plc
83 Tower Road North
Warmley, Bristol, BS30 8XP
United Kingdom

Ogier (Jersey) LLP 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Angus James Campbell Alexander Curry Richard Daggett Simon Dinning Katrina Edge Damian Evans James Fox	Amy Garrod Josephine Howe Jonathan Hughes Niamh Lalor Kate McCaffrey Edward Mackereth Bruce MacNeil Katharine Marshall Matt McManus	Rebecca McNulty Steven Meiklejohn Oliver Passmore Nathan Powell Sophie Reguengo Oliver Richardson Bruce Scott Henry Wickham Nicholas Williams

Registered as a limited liability partnership in Jersey. Registered number 99.

Amcor International UK plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Flexibles North America, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956
United States of America

Berry Global Group, Inc.
101 Oakley Street,
Evansville, Indiana, 47710
United States of America

Berry Global, Inc.
101 Oakley Street,
Evansville, Indiana, 47710
United States of America

15 July 2025

Dear Sirs

Amcor plc: Registration Statement on Form S-3

1	Request for opinion

1.1	At your request, we are providing you with this legal opinion on matters of Jersey law in connection with the filing of the Registration Statement (defined below) by Amcor plc (Amcor plc or the Company), Amcor Finance (USA), Inc. (AFUI), Amcor UK Finance plc (Amcor UK), Amcor Group Finance plc (AGF), Amcor International UK plc (Amcor International UK), Amcor Flexibles North America, Inc. (Amcor Flexibles), Berry Global Group, Inc. (Berry Global Group) and Berry Global, Inc. (Berry Global and together with the Company, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global, the Parties) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act), with respect to the registration of:

(a)	ordinary shares of $0.01 par value each in the capital of Amcor plc (the Ordinary Shares);

(b)	preferred shares of $0.01 par value each in the capital of Amcor plc (the Preferred Shares and, together with the Ordinary Shares, the Shares);

(c)	unsecured debt securities of Amcor plc, which may be unsecured senior debt securities (the Amcor plc Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor plc Subordinated Debt Securities and, together with the Amcor plc Senior Debt Securities, the Amcor plc Debt Securities);

(d)	unsecured debt securities of AFUI, which may be unsecured senior debt securities (the AFUI Senior Debt Securities) and/or unsecured subordinated debt securities (the AFUI Subordinated Debt Securities and, together with the AFUI Senior Debt Securities, the AFUI Debt Securities);

(e)	unsecured debt securities of Amcor UK, which may be unsecured senior debt securities (the Amcor UK Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor UK Subordinated Debt Securities and, together with the Amcor UK Senior Debt Securities, the Amcor UK Debt Securities);

(f)	unsecured debt securities of AGF, which may be unsecured senior debt securities (the AGF Senior Debt Securities) and/or unsecured subordinated debt securities (the AGF Subordinated Debt Securities and, together with the AGF Senior Debt Securities, the AGF Debt Securities);

(g)	unsecured debt securities of Amcor International UK, which may be unsecured senior debt securities (the Amcor International UK Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor International UK Subordinated Debt Securities and, together with the Amcor International UK Senior Debt Securities, the Amcor International UK Debt Securities);

(h)	unsecured debt securities of Amcor Flexibles, which may be unsecured senior debt securities (the Amcor Flexibles Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor Flexibles Subordinated Debt Securities and, together with the Amcor Flexibles Senior Debt Securities, the Amcor Flexibles Debt Securities);

(i)	unsecured debt securities of Berry Global, which may be unsecured senior debt securities (the Berry Global Senior Debt Securities) and/or unsecured subordinated debt securities (the Berry Global Subordinated Debt Securities and, together with the Berry Global Senior Debt Securities, the Berry Global Debt Securities and, together with the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities, the AGF Debt Securities, Amcor International UK Debt Securities and the Berry Global Debt Securities, the Debt Securities);

(j)	guarantees of the Amcor plc Senior Debt Securities by AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor plc Senior Debt Securities Guarantees) and guarantees of the Amcor plc Subordinated Debt Securities by AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor plc Subordinated Debt Securities Guarantees and, together with the Amcor plc Senior Debt Securities Guarantees, the Amcor plc Debt Securities Guarantees);

(k)	guarantees of the AFUI Senior Debt Securities by Amcor plc, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the AFUI Senior Debt Securities Guarantees) and guarantees of the AFUI Subordinated Debt Securities by Amcor plc, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the AFUI Subordinated Debt Securities Guarantees and, together with the AFUI Senior Debt Securities Guarantees, the AFUI Debt Securities Guarantees);

(l)	guarantees of the Amcor UK Senior Debt Securities by Amcor plc, AFUI, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor UK Senior Debt Securities Guarantees) and guarantees of the Amcor UK Subordinated Debt Securities by Amcor plc, AFUI, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor UK Subordinated Debt Securities Guarantees and, together with the Amcor UK Senior Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees);

(m)	guarantees of the AGF Senior Debt Securities by Amcor plc, AFUI, Amcor UK, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the AGF Senior Debt Securities Guarantees) and guarantees of the AGF Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global (the AGF Subordinated Debt Securities Guarantees and, together with the AGF Senior Debt Securities Guarantees, the AGF Debt Securities Guarantees);

(n)	guarantees of the Amcor International UK Senior Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor International UK Senior Debt Securities Guarantees) and guarantees of the Amcor International UK Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor Flexibles, Berry Global Group and Berry Global (the Amcor International UK Subordinated Debt Securities Guarantees and, together with the Amcor International UK Senior Debt Securities Guarantees, the Amcor International UK Debt Securities Guarantees);

(o)	guarantees of the Amcor Flexibles Senior Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Berry Global Group and Berry Global (the Amcor Flexibles Senior Debt Securities Guarantees) and guarantees of the Amcor Flexibles Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Berry Global Group and Berry Global (the Amcor Flexibles Subordinated Debt Securities Guarantees and, together with the Amcor Flexibles Senior Debt Securities Guarantees, the Amcor Flexibles Debt Securities Guarantees);

(p)	guarantees of the Berry Global Senior Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles and Berry Global Group (the Berry Global Senior Debt Securities Guarantees) and guarantees of the Berry Global Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles and Berry Global Group (the Berry Global Subordinated Debt Securities Guarantees and, together with the Berry Global Senior Debt Securities Guarantees, the Berry Global Debt Securities Guarantees and, together with Amcor plc Debt Securities Guarantees, the AFUI Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees, the AGF Debt Securities Guarantees, the Amcor International UK Debt Securities Guarantees, the Amcor Flexibles Debt Securities Guaranties an the Berry Global Debt Securities Guarantees, the Guarantees); and

(q)	warrants of Amcor plc to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (the Warrants).

The Shares, the Debt Securities, the Guarantees and the Warrants are collectively referred to herein as the Securities. The Company has provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the Prospectus) and the forms of Indentures (as defined below).

1.2	The Amcor plc Senior Debt Securities will be issued under the Amcor plc Senior Indenture (as defined in the Registration Statement), and the Amcor plc Subordinated Debt Securities will be issued under the Amcor plc Subordinated Indenture (as defined in the Registration Statement). The AFUI Senior Debt Securities will be issued under the AFUI Senior Indenture (as defined in the Registration Statement), and the AFUI Subordinated Debt Securities will be issued under the AFUI Subordinated Indenture (as defined in the Registration Statement). The Amcor UK Senior Debt Securities will be issued under the Amcor UK Senior Indenture (as defined in the Registration Statement), and the Amcor UK Subordinated Debt Securities will be issued under the Amcor UK Subordinated Indenture (as defined in the Registration Statement). The AGF Senior Debt Securities will be issued under the AGF Senior Indenture (as defined in the Registration Statement), and the AGF Subordinated Debt Securities will be issued under the AGF Subordinated Indenture (as defined in the Registration Statement). The Amcor International UK Senior Debt Securities will be issued under the Amcor International UK Senior Indenture (as defined in the Registration Statement), and the Amcor International UK Subordinated Debt Securities will be issued under the Amcor International UK Subordinated Indenture (as defined in the Registration Statement). The Amcor Flexibles Senior Debt Securities will be issued under the Amcor Flexibles Senior Indenture (as defined in the Registration Statement), and the Amcor Flexibles Subordinated Debt Securities will be issued under the Amcor Flexibles Subordinated Indenture (as defined in the Registration Statement). The Berry Global Senior Debt Securities will be issued under the Berry Global Senior Indenture (as defined in the Registration Statement), and the Berry Global Subordinated Debt Securities will be issued under the Berry Global Subordinated Indenture (as defined in the Registration Statement). The Amcor plc Senior Indenture, the Amcor plc Subordinated Indenture, the AFUI Senior Indenture, the AFUI Subordinated Indenture, the Amcor UK Senior Indenture, the Amcor UK Subordinated Indenture, the AGF Senior Indenture, the AGF Subordinated Indenture, the Amcor International UK Senior Indenture, the Amcor International UK Subordinated Indenture, the Amcor Flexibles Senior Indenture, the Amcor Flexibles Subordinated Indenture, the Berry Global Senior Indenture and the Berry Global Subordinated Indenture are collectively referred to as the Indentures and each, an Indenture).

1.3	Each series of Warrants will be issued under a separate warrant agreement to be entered into between Amcor plc and a warrant agent.

1.4	All capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement, except to the extent that a contrary indication or definition appears in this opinion or in any Schedule. References herein to a Schedule are references to a schedule to this opinion.

1.5	In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share (as applicable) has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined an original or a copy of the document listed in Part A of Schedule 1 signed on behalf of the Company. In addition, we have examined copies of the corporate and other documents listed in Part B of Schedule 1 and conducted the searches referred to in Part C of Schedule 1.

2.2	We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3	Assumptions

In giving this opinion we have relied upon the assumptions set out in Schedule 2 without having carried out any independent investigation or verification in respect of such assumptions.

4	Opinions

As a matter of Jersey law, on the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate existence, capacity and authority

(a)	the Company has been duly incorporated and is validly existing under the laws of Jersey;

(b)	the Company has the capacity and power to enter into the Registration Statement and to exercise its rights and perform its obligations thereunder;

(c)	the Company has taken all corporate or other action required to authorise its execution of the Registration Statement and the exercise by it of its rights and the performance by it of its obligations thereunder (including its guarantee of the relevant Debt Securities);

Due execution

(d)	the Registration Statement has been duly executed by the Company in the manner authorised in the Board Minutes;

No winding up, dissolution, appointment of liquidator, désastre declaration or application for creditors' winding up

(e)	a search of the Public Records revealed no evidence of any resolutions or court orders for the winding up or dissolution of the Company and no evidence of the appointment of any liquidator in respect of the Company or any of its assets;

(f)	the written confirmation provided by the Judicial Greffe in response to the Creditors' Winding Up Search indicates that the Company has not been listed as being the subject of an application for a creditors' winding up;

(g)	the written confirmation provided by the Viscount's Department in response to the Désastre Search indicates that there has been no declaration of désastre in respect of the property of the Company; and

The Shares

(h)	any Shares which have not been issued as at the date of this opinion, when issued as contemplated in any prospectus supplement to the Registration Statement, will be validly issued, fully paid and non-assessable.

5	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than Jersey (and we have not made any investigation into such laws) and we express no opinion as to the meaning, validity or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Jersey;

(b)	in relation to the accuracy of any representation or warranty made or given by the Company in the Registration Statement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Registration Statement;

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement;

(d)	as to whether the acceptance, execution or performance of the Company's obligations under the Registration Statement will result in the breach of or infringe any other agreement, deed or document (other than the Company's memorandum and articles of association) entered into by or binding on the Company; or

(e)	as to the rights, title or interest of the Company to or in, or the existence of, any property or assets which are the subject of the Registration Statement.

6	Governing law

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of Jersey;

(b)	limited to the matters expressly stated herein; and

(c)	confined to and given on the basis of the laws and practice in Jersey at the date hereof.

6.2	Unless otherwise indicated, all references in this opinion to specific Jersey legislation shall be to such legislation as amended to, and as in force at, the date hereof.

7	Consent to Filing of this Opinion Letter

7.1	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

8	Who can rely on this opinion

This opinion is given for your benefit in connection with the Registration Statement and it may not be disclosed to or relied upon by any person or used for any other purpose or referred to or made public in any way without our prior written consent, save that it may be disclosed on a non-reliance basis to your professional advisers (acting only in that capacity).

Yours faithfully

/s/ Ogier (Jersey) LLP

Ogier (Jersey) LLP

Schedule 1

Documents examined

Part A

The Registration Statement

1	The registration statement on Form S-3 to be filed with the Commission by the Company, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles, Berry Global Group and Berry Global in relation to the potential future offers of shares, debt securities, guarantees and/or warrants in one or more series and in one or more offerings by the Parties, the Prospectus, the forms of each of the Indentures and the other exhibits to the Registration Statement (the Registration Statement).

Part B

Corporate and other documents

1	A certificate signed by the secretary of the Company dated on or about the date hereof (the Secretary's Certificate) relating to certain questions of fact, together with true and complete copies of the documents referred to therein including a copy of an extract of board resolutions of the Company passed at a meeting of the board of directors (the Directors) of the Company held on 16 April 2025 (the Board Minutes).

2	The certificate of incorporation and any certificates of incorporation upon change of name of the Company appearing on the Public Records on the date of this opinion.

3	The memorandum and articles of association of the Company (including any special resolutions amending the memorandum and articles of association of the Company and any shareholders' or joint venture or similar agreement supplementing the articles of association of the Company) appearing on the Public Records on the date of this opinion.

4	A consent to issue shares dated 31 July 2018 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO Consent).

Part C

Searches

1	The public records of the Company on file and available for inspection at the Companies Registry of the Jersey Financial Services Commission (the JFSC) on the date hereof (the Public Records).

2	The results received on the date hereof of our written enquiry in respect of the Company made to the Viscount's Department (the Désastre Search).

3	The results received on the date hereof of our written enquiry in respect of applications for a creditors' winding up made in respect of the Company made to the Judicial Greffe (the Creditors' Winding Up Search).

Schedule 2

Assumptions

1	All original documents (including any electronically signed documents) examined by us are authentic and complete.

2	All copy documents and counterparts of documents provided to us (whether in facsimile, electronic or other form) conform to the originals of such documents and those originals are authentic and complete.

3	The Registration Statement has been physically or electronically signed on behalf of the Company by the person(s) authorised by the Company in the Board Minutes and it will be dated and unconditionally delivered on behalf of the Company.

4	The Registration Statement will be duly executed, dated and delivered by all parties thereto (other than the Company) in the same form as the last execution version examined by us.

5	The Registration Statement has been duly authorised and will be executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of Jersey).

6	Signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

7	In authorising the execution and delivery of the Registration Statement and the exercise by the Company of its rights and the performance of its obligations under the Registration Statement, each of the directors of the Company is acting in good faith with a view to the best interests of the Company.

8	The Company was not unable to pay its debts as they fell due when it entered into the Registration Statement (and the transactions contemplated thereby) and will not become unable to pay its debts as they fall due as a result of its entry into the Registration Statement (and the transactions contemplated thereby).

9	All parties to the Registration Statement, other than the Company, are duly incorporated or established and validly existing under the laws of their jurisdiction of incorporation or establishment.

10	All parties to the Registration Statement, other than the Company, have the capacity and power to enter into the Registration Statement and to exercise their rights and perform their obligations under the Registration Statement.

11	All parties to the Registration Statement, other than the Company, have taken all corporate or other actions and obtained all necessary agreements or consents required to authorise the execution and delivery of the Registration Statement and to exercise their rights and perform their obligations under such document and such parties have duly authorised, executed and delivered such document in accordance with such authorisations.

12	There are no agreements, documents or arrangements (other than the documents expressly referred to herein as having been examined by us) which materially affect, amend, vary, modify, prevent or inhibit the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the directors of the Company or the Company itself in any way.

13	None of the opinions expressed in this opinion will be adversely affected by the laws or public policies of any jurisdiction other than Jersey. In particular, but without limitation, there are no provisions of the laws of any jurisdiction other than Jersey, or any judgments, orders or judicial decision in any jurisdiction other than Jersey, which would be contravened by the execution or delivery of the Registration Statement or by any party to the Registration Statement exercising its rights or performing its obligations thereunder.

14	All:

(a)	notarisations, apostillisations and consularisations required pursuant to the laws of all relevant jurisdictions (other than Jersey); and

(b)	filings, recordings, registrations and enrolments of the Registration Statement with any court, public office or elsewhere in any jurisdiction outside Jersey; and

(c)	payments outside Jersey of stamp duty, registration or other tax on or in relation to the Registration Statement,

required to ensure the validity, legality, enforceability or admissibility in evidence of the Registration Statement have been made or paid.

15	The Secretary's Certificate and the documents referred to therein, and any factual statements made therein, are accurate and complete as at the date hereof.

16	The written confirmation provided by the Viscount's Department in response to the Désastre Search is accurate and complete as at the date hereof.

17	The written confirmation provided by the Judicial Greffe in response to the Creditors' Winding Up Search is accurate and complete as at the date hereof.

18	The information disclosed by our searches of the Public Records is accurate as at the date hereof and any documents disclosed by our searches of the Public Records are true and complete, in full force and effect and have not been amended, varied, supplemented or revoked in any respect and there is no information or document which has been delivered for registration, or which is required by the law of Jersey to be delivered for registration, which was not included in the Public Records.

19	The Registration Statement does not constitute an offer for securities in the capital of Amcor plc and therefore is not a "prospectus" for the purposes of article 1 of the Companies (Jersey) Law 1991 and therefore no consent of the Registrar of Companies in Jersey is required per article 5 of the Companies (General Provisions) (Jersey) Order 2002 in relation to the circulation of the Registration Statement.

20	In respect of any Shares issued after the date of this opinion:

(a)	that the Company will receive in full the consideration for which the Company agreed to issue such Shares;

(b)	that the Directors of the Company will have taken all action necessary to authorise the issuance of such Shares;

(c)	that the issue of any such Shares shall be issued in accordance with the memorandum and articles of association of the Company then in force;

(d)	that the specific terms of such Shares will have been determined by the Directors of the Company by way of board resolutions passed in accordance with the memorandum and articles of association of the Company;

(e)	that the relevant subscriber for such Shares (or their nominee) will have been entered into the Company's register of members as the holder of such Shares; and

(f)	that there has been no amendment to the COBO Consent.

21	That no other event occurs after the date hereof which would affect the opinions herein stated.

22	That there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinions expressed hereunder.

Schedule 3

Qualifications

1	The Jersey courts may potentially set aside a transaction in circumstances where it is shown that a counterparty had actual or constructive notice that the directors of the Company had breached their fiduciary duties, such as their duty to act in the best interests of the Company or their duty to exercise their powers for proper purposes.

2	The question of whether or not any provision of the Registration Statement which may be invalid on account of illegality may be severed from the other provisions thereof would be determined by the Jersey courts in their discretion.

3	The search of the Public Records and the Creditors' Winding Up Search referred to in this opinion are not conclusively capable of revealing whether or not an order has been made or a resolution passed for the winding up or dissolution of the Company or for the appointment of a liquidator in respect of the Company, as notice of these matters might not be filed with the JFSC or the Judicial Greffe immediately and, when filed, might not be entered on the public record of the Company immediately.

4	The written confirmation provided by the Viscount's Department in response to the Désastre Search relates only to the property of the Company being declared to be "en désastre". There is no formal procedure for determining whether the Company has otherwise become "bankrupt", as defined in the Interpretation (Jersey) Law 1954.

5	The Creditors' Winding Up Search is only capable of revealing whether or not an application for a creditors' winding up of the Company made by a creditor pursuant to Article 157A of the Companies (Jersey) Law 1991 has been recorded in the records of the Royal Court of Jersey (the Royal Court). It will not reveal whether (i) any statutory demand preceding a creditors' winding up application has been served on the Company, (ii) there are any other actions, suits or proceedings pending against the Company in the Royal Court, nor (iii) whether the Royal Court has granted the application or made any orders in relation to it.

6	The obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.